AMENDMENT NO. 1
TO
RIGHTS AGREEMENT

AMENDMENT NO. 1 to RIGHTS AGREEMENT (this “Amendment”) between Discovery Communications, Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., a national banking association, as Rights Agent (the “Rights Agent”) is effective this 10th day of December, 2008.

W I T N E S S E T H:

WHEREAS, on or about September 17, 2008, the Company and the Rights Agent entered into that one certain Rights Agreement (the “Rights Agreement”);

WHEREAS, the Board of Directors deems it advisable and in the best interests of the Company and its stockholders to amend certain provisions of the Rights Agreement;

WHEREAS, no Person (as defined in the Rights Agreement) has become an Acquiring Person; and

WHEREAS, the Company desires to amend the Rights Agreement pursuant to Section 27 thereof as set forth below.

NOW, THEREFORE, the undersigned, in consideration of the premises, covenants and of the mutual agreements set forth herein and in the Rights Agreement, and other good, sufficient and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and do hereby agree as follows:

Section 1. Amendments. The Rights Agreement is amended as follows:

(a) Section 1(a) is deleted in its entirety and replaced with the following:

"'Acquiring Person’ shall mean any Person (as such term is hereinafter defined) who or which shall be the Beneficial Owner (as such term is hereinafter defined) of 10% or more of the number of shares of Common Stock then outstanding (or if such Person is a Passive Investor (as such term is hereinafter defined), 20% or more of the number of shares of Common Stock then outstanding), but shall not include an Exempt Person, but only so long as such Person continues to be an Exempt Person; provided, however, that if such Exempt Person fails to meet the requirements set forth herein as an Exempt Person, then such Person shall, to the extent such Person Beneficially Owns 10% or more of the shares of Common Stock at the time outstanding, be deemed to be an Acquiring Person for purposes of this Agreement, unless such Person ceased to be an Exempt Person as a result of a Transfer (as such term is defined in the Certificate of Incorporation) of all of the shares of Series A Convertible Preferred Stock (and Series A Conversion Shares) Beneficially Owned by such Person, in which case such Person shall not be deemed to be or to have become an “Acquiring Person” for any purposes of this Agreement unless and until such Person shall, following such Transfer, become the Beneficial Owner of any additional shares of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock or pursuant to a split or subdivision of the outstanding Common Stock) unless upon becoming the Beneficial Owner of such additional shares of Common Stock such Person does not Beneficially Own 10% or more of the number of shares of Common Stock then outstanding (or if such Person is a Passive Investor, 20% or more of the number of shares of Common Stock then outstanding); provided, however, that (i) if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an “Acquiring Person” became the Beneficial Owner of a number of shares of Common Stock such that the Person would otherwise qualify as an “Acquiring Person” inadvertently (including, without limitation, because (A) such Person was unaware that it Beneficially Owned a percentage of Common Stock that would otherwise cause such Person to be an “Acquiring Person” or (B) although such Person was aware of the extent of its Beneficial Ownership of Common Stock, such Person had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement) and without any intention of changing or influencing control of the Company, then such Person shall not be deemed to be or to have become an “Acquiring Person” for any purposes of this Agreement unless and until such Person shall have failed to divest itself, as soon as practicable (as determined, in good faith, by the Board of Directors of the Company), of Beneficial Ownership of a sufficient number ofshares of Common Stock so that such Person would no longer otherwise Beneficially Own 10% or more of the number of shares of Common Stock then outstanding (or if such Person is a Passive Investor, 20% or more of the number of shares of Common Stock then outstanding) and/or take such other actions as the Board of Directors of the Company may require; (ii) if, as of the effectiveness of the Merger, any Person is the Beneficial Owner of 10% or more of the number ofshares of Common Stock outstanding, such Person shall not be deemed to be or to become an “Acquiring Person” unless and until such time as such Person shall, after the effectiveness of the Merger, become the Beneficial Owner of any additional shares of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock or pursuant to a split or subdivision of the outstanding Common Stock), unless, upon becoming the Beneficial Owner of such additional shares of Common Stock, such Person is not then the Beneficial Owner of 10% or more of the number of shares of Common Stock then outstanding; and (iii) no Person shall become an “Acquiring Person” as the result of an acquisition of shares of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number ofshares of Common Stock Beneficially Owned by such Person to 10% or more of the number ofshares of Common Stock then outstanding (or if such Person is a Passive Investor, 20% or more of the number of shares of Common Stock then outstanding), provided, however, that if a Person shall become the Beneficial Owner of 10% or more of the number of shares of Common Stock then outstanding (or if such Person is a Passive Investor, 20% or more of the number of shares of Common Stock then outstanding) by reason of such share acquisitions by the Company and shall thereafter become the Beneficial Owner of any additional shares of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock or pursuant to a split or subdivision of the outstanding Common Stock), then such Person shall be deemed to be an “Acquiring Person” unless upon becoming the Beneficial Owner of such additional shares of Common Stock such Person does not Beneficially Own 10% or more of the number of shares of Common Stock then outstanding (or if such Person is a Passive Investor, 20% or more of the number of shares of Common Stock then outstanding). For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act “), as in effect on the date hereof. Notwithstanding the foregoing, in the event that a Passive Investor no longer satisfies the requirements set forth in the definition of “Passive Investor” set forth below and the Board of Directors of the Company determines in good faith that such Person failed to satisfy the requirements of the “Passive Investor” definition inadvertently (including, without limitation, because such Person had no actual knowledge that his, her or its actions would lead to a loss of “Passive Investor” status) and, in any event, such loss of “Passive Investor” status was not by reason of failing to satisfy the requirements of clause (ii) of such definition, then such Person will not be deemed to be or to have become an “Acquiring Person” for any purposes of this Agreement unless and until such Person shall have failed to divest itself, as soon as practicable (as determined, in good faith, by the Board of Directors of the Company), of Beneficial Ownership of a sufficient number of shares of Common Stock so that such Person would no longer otherwise Beneficially Own 10% or more of the number of shares of Common Stock then outstanding and/or take such other actions as the Board of Directors of the Company may require. If such Person does not divest itself of Beneficial Ownership of a sufficient number of shares of Common Stock in accordance with the requirements set forth in the prior sentence and/or take such other actions as may be required by the Board of Directors of the Company, then such Person shall be deemed to be an Acquiring Person for purposes of this Agreement.”

(b) Section 1 is amended to include the following new definition in the appropriate alphabetical position, with the subsequent definitions being appropriately re-lettered and cross-references thereto being appropriately revised:

"'Passive Investor’ shall mean a Person who (a) has a Schedule 13G on file with the Securities and Exchange Commission pursuant to the requirements of Rule 13d-1 under the Exchange Act with respect to its holdings of shares of Common Stock (“Schedule 13G”), so long as (i) such Person is principally engaged in the business of managing investment funds for unaffiliated securities investors and, as part of such Person’s duties as agent for fully managed accounts, holds or exercises voting or dispositive power over shares of Common Stock, (ii) such Person acquires Beneficial Ownership of shares of Common Stock pursuant to trading activities undertaken in the ordinary course of such Person’s business and not with the purpose nor the effect, either alone or in concert with any Person, of exercising the power to direct or cause the direction of the management and policies of the Company or of otherwise changing or influencing the control of the Company, nor in connection with or as a participant in any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b) of the Exchange Act, (iii) if such Person is a Person included in Rule 13d-1(b)(1)(ii) of the Exchange Act, such Person is not obligated to, and does not, file a Schedule 13D with respect to the securities of the Company, (iv) such Person does not Beneficially Own 5% or more of the number of shares of Series B Common Stock then outstanding, and (v) such Person does not Beneficially Own a number of shares of Series A Common Stock representing 10% or more of the number of shares of Common Stock then outstanding (treating, for purposes of this clause (v), any shares of Series B Common Stock that such Person Beneficially Owns as having been converted intoshares of Series A Common Stock), and (b) is deemed to be a Passive Investor by the Board of Directors of the Company, in their sole discretion, as promptly as the Board of Directors of the Company deems appropriate, whether before or after such Person becomes the Beneficial Owner of 10% or more of the number of shares of Common Stock then outstanding.”

(c) Section 3(a) is deleted in its entirety and replaced with the following:

“Until the Close of Business on the earlier of (i) the tenth day after the Stock Acquisition Date or (ii) the tenth Business Day (or such later date as may be determined by action of the Board of Directors of the Company prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) of, or of the first public announcement of the intention of such Person to commence, a tender or exchange offer the consummation of which would result in any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) becoming an Acquiring Person (the earlier of such dates being herein referred to as the “Distribution Date”), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Stock or Convertible Preferred Stock, or, in the case of uncertificatedshares, the balances indicated in the book-entry account system of the transfer agent for the Common Stock or Convertible Preferred Stock, registered in the names of the holders thereof and not by separate Right Certificates, and (y) the Rights will be transferable only in connection with the transfer of Common Stock or Convertible Preferred Stock. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, (A) to each record holder of Series A Common Stock or Series A Convertible Preferred Stock as of the close of business on the Distribution Date (other than any Acquiring Person or any Associate or Affiliate of an Acquiring Person), at the address of such holder shown on the records of the Company, a Series A Right Certificate, in substantially the form of Exhibit D hereto (a “Series A Right Certificate”), evidencing one Series A Right (subject to adjustment as provided herein) for each share of Series A Common Stock or Series A Convertible Preferred Stock so held; (B) to each record holder of Series B Common Stock as of the close of business on the Distribution Date (other than any Acquiring Person or any Associate or Affiliate of an Acquiring Person), at the address of such holder shown on the records of the Company, a Series B Right Certificate, in substantially the form of Exhibit E hereto (a “Series B Right Certificate”), evidencing one Series B Right (subject to adjustment as provided herein) for each share of Series B Common Stock so held; and (C) to each record holder of Series C Common Stock or Series C Convertible Preferred Stock as of the close of business on the Distribution Date (other than any Acquiring Person or any Associate or Affiliate of an Acquiring Person), at the address of such holder shown on the records of the Company, a Series C Right Certificate, in substantially the form of Exhibit F hereto (a “Series C Right Certificate,” and collectively with the Series A Right Certificates and the Series B Rights Certificates or severally, as the context shall require, the “Rights Certificates”), evidencing one Series C Right (subject to adjustment as provided herein) for each share of Series C Common Stock or Series C Convertible Preferred Stock so held. From and after the Distribution Date, the Rights will be evidenced solely by Right Certificates.”

(d) The second paragraph of the Summary of Rights to Purchase Shares of Preferred Stock of the Company, attached as Exhibit G to the Rights Agreement is deleted in its entirety and replaced with the following:

“Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons has become an “Acquiring Person” (as described below) or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors of the Company prior to such time as any person or group of affiliated or associated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in a person or group of affiliated or associated persons becoming an Acquiring Person (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Stock certificates or Convertible Preferred Stock certificates outstanding as of the Record Date, by such Common Stock certificate or Convertible Preferred Stock certificate together with this Summary of Rights, or in the case of uncertificated shares, the balances indicated in the book-entry account system of the transfer agent for the Common Stock or the Convertible Preferred Stock. Except in certain situations, a person or group of affiliated or associated persons becomes an “Acquiring Person” upon acquiring beneficial ownership of 10% or more of the outstanding shares of Common Stock. Notwithstanding the foregoing, generally, where a person or group of affiliated or associated persons has a Schedule 13G on file with the Securities and Exchange Commission pursuant to the requirements of Rule 13d-1 under the Exchange Act, and only for so long as such person or group of affiliated or associated persons continues to report on Schedule 13G, does not acquire beneficial ownership of shares of Series A Common Stock representing 10% or more of the outstanding shares of Common Stock (for purposes of calculating the shares of Series A Common Stock beneficially owned by a person, treating any shares of Series B Common Stock beneficially owned as having been converted into shares of Series A Common Stock) and does not acquire beneficial ownership of 5% or more of the outstanding shares of Series B Common Stock, such person or group of affiliated or associated persons becomes an Acquiring Person upon acquiring beneficial ownership of 20% or more of the outstanding shares of Common Stock.”

Section 2. Effect of this Amendment. It is the intent of the parties that this Amendment constitutes an amendment of the Rights Agreement as contemplated by Section 27 thereof. This Amendment shall be deemed effective as of the date hereof as if executed by both parties hereto on such date. Except as expressly provided in this Amendment, the terms of the Rights Agreement remain in full force and effect.

Section 3. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

Section 4. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

Section 5. Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 6. Descriptive Headings. The captions herein are included for convenience of reference only, do not constitute a part of this Amendment and shall be ignored in the construction and interpretation hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

DISCOVERY COMMUNICATIONS, INC.
		By:	/s/ Joseph A. LaSala, Jr.
Name: Joseph A. LaSala, Jr.
Title: Senior EVP, Secretary and General Counsel
Attest:
By:	/s/ Stephanie D. Marks
Name: Stephanie D. Marks
Title: Vice President, Legal
COMPUTERSHARE TRUST COMPANY, N.A., AS RIGHTS AGENT
		By:	/s/ Dennis V. Moccia
Name: Dennis V. Moccia
Title: Manager, Contract Administration
By:	/s/ James Walsh
Name: James Walsh
Title: Relationship Manager